Exhibit 99.1
FOR RELEASE AT 3:00 PM CDT

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION

REPORTS FISCAL 2012 FOURTH QUARTER AND FULL YEAR RESULTS

Milwaukee, Wisconsin – August 7, 2012-- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal fourth quarter and year ended July 1, 2012.

Fourth Quarter

Fiscal 2012 fourth quarter and full year net sales and income significantly improved over fiscal 2011, continuing the positive trend which began early in the Company’s prior fiscal year.  The Company’s fiscal 2012 net sales reached a record high, exceeding the prior year record by approximately 7%.

Net sales for the fourth quarter ended July 1, 2012 were $76.4 million, compared to net sales of $74.2 million for the fourth quarter ended July 3, 2011.  The 2012 fiscal fourth quarter was the typical 13 weeks while fiscal 2011’s fourth quarter was 14 weeks.  The impact of the additional week of customer shipments during the prior year quarter increased net sales by approximately $4.5 million.  Net income was $3.2 million during the current quarter, compared to $2.7 million in the prior year quarter. Diluted earnings per share for the fourth quarter were $.97 compared to $.81 in the prior year quarter.

Sales to STRATTEC’s largest customers overall increased in the current quarter compared to the prior year quarter levels which included 14 weeks of customer shipments.  Sales to Chrysler Group LLC were $25.0 million in the current quarter compared to $22.1 million in the prior year quarter.  Sales to General Motors Company were $17.4 million in the current quarter compared to $17.6 million in the prior year quarter.  Sales to Ford Motor Company were $9.2 million in the current quarter compared to $8.3 million in the prior year quarter.  Sales to Hyundai/Kia were $3.3 million in the current quarter compared to $4.0 million in the prior year quarter.

Gross profit margins were 18.9 percent in the current quarter compared to 17.4 percent in the prior year quarter.  The higher gross profit margin in the current year quarter was attributed to higher customer vehicle production volumes which increased overhead absorption of STRATTEC’s manufacturing costs, the Company’s ongoing cost reduction initiatives and a favorable Mexico Peso to U.S. dollar exchange rate affecting the Company’s operations in Mexico.  Negatively impacting the current quarter gross profit margins were higher expense provisions for the Company’s incentive bonus plans as compared to the prior year quarter.

Operating expenses were $9.0 million in the current quarter and prior year quarter.  As noted above, the current quarter included higher expense provisions under the Company’s incentive bonus plans while the prior year quarter included one extra week of operating expenses with the 14 week period.

Included in Other (Expense) Income in the current quarter compared to the prior year quarter were the following items (in thousands of dollars):

	July 1,	July 3,
	2012	2011

Foreign Currency Transaction Gain (Loss)	$462	$(278)
Impact of Mexican Peso Option Contracts, Net (Loss) Gain	(238)	385
Rabbi Trust (Loss) Gain	(40)	51
Equity (Loss) Earnings of VAST LLC Joint Venture	(619)	246
Other	101	163
	$(334)	$567

As reported in our previous fiscal 2012 quarterly operating results, the VAST LLC operations in China and Brazil both incurred relocation costs associated with moves to new facilities and start-up costs associated with a new product line.  Both of these items resulted in STRATTEC incurring an equity loss from this joint venture in all four quarters of fiscal year 2012 compared to the same quarters in the prior year in which STRATTEC had equity earnings from the joint venture in each quarter.  We anticipate these transition costs and losses to continue over the remaining 2012 calendar year relating to our VAST China operations.  In addition, the current quarter equity loss also included STRATTEC’s portion of a goodwill impairment charge of $284,000 relating to VAST China.

During the current quarter the Company contributed $500,000 to its Defined Benefit Pension Trust.

Full Year

For the 52 week fiscal year ended July 1, 2012, net sales were $279.2 million compared to net sales of $260.9 million in the 53 week prior year period.  Net income was $8.8 million compared to net income of $5.4 million in the prior year period and diluted earnings per share for the current year were $2.64 compared to diluted earnings per share of $1.63 in the prior year.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market our products to global customers under the “VAST” brand name.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)

	Fourth Quarter Ended		Years Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
	(Unaudited)		(Unaudited)
Net Sales	$76,363	$74,222	$279,234	$260,933
Cost of Goods Sold	61,896	61,304	228,971	218,770
Gross Profit	14,467	12,918	50,263	42,163

Engineering, Selling &
Administrative Expenses	8,913	9,007	33,804	33,443
Provision for Doubtful Accounts	100	-	116	-
Income from Operations	5,454	3,911	16,343	8,720

Interest Income	22	35	69	119
Interest Expense-Related Parties	(8)	(41)	(81)	(175)
Other (Expense) Income, Net	(334)	567	(489)	1,466
	5,134	4,472	15,842	10,130

Provision for Income
Taxes	872	1,146	3,589	2,540

Net Income	$4,262	$3,326	$12,253	$7,590

Net Income Attributed to Non-Controlling Interest	1,027	628	3,460	2,172

Net Income Attributed to STRATTEC SECURITY CORPORATION	$3,235	$2,698	$8,793	$5,418

Earnings Per Share:
Basic	$0.98	$0.82	$2.66	$1.65
Diluted	$0.97	$0.81	$2.64	$1.63
Average Basic Shares Outstanding	3,303	3,288	3,300	3,285

Average Diluted Shares Outstanding	3,333	3,326	3,330	3,323

Other
Capital Expenditures	$3,973	$3,804	$13,558	$9,531
Depreciation & Amortization	$1,726	$1,715	$6,809	$6,619

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	July 1, 2012	July 3, 2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$17,487	$17,250
Receivables, net	44,496	39,649
Inventories	21,236	22,135
Other current assets	18,072	15,368
Total Current Assets	101,291	94,402
Deferred Income Taxes	9,742	3,639
Loan to Joint Venture	-	1,500
Investment in Joint Venture	8,139	7,276
Other Long Term Assets	536	635
Property, Plant and Equipment, Net	46,330	40,636
	$166,038	$148,088

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$24,149	$22,851
Other	32,824	28,137
Total Current Liabilities	56,973	50,988
Borrowings Under Line of Credit Facility	-	-
Accrued Pension and Post Retirement Obligations	21,667	7,036
Shareholders’ Equity	252,280	243,974
Accumulated Other Comprehensive Loss	(35,757)	(21,750)
Less: Treasury Stock	(135,971)	(136,009)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	80,552	86,215
Non-Controlling Interest	6,846	3,849
Total Shareholders’ Equity	87,398	90,064
	$166,038	$148,088

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)

	Fourth Quarter Ended		Years Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
	(Unaudited)		(Unaudited)
Cash Flows from Operating Activities:
Net Income	$4,262	$3,326	$12,253	$7,590
Adjustment to Reconcile Net Income to
Cash Provided by Operating Activities:
Equity Loss (Earnings) in Joint Venture	619	(246)	1,071	(1,246)
Depreciation and Amortization	1,726	1,715	6,809	6,619
Foreign Currency Transaction (Gain) Loss	(462)	278	(1,369)	836
Unrealized Loss (Gain) on Foreign Currency Option Contracts	98	(359)	640	(245)
Deferred Income Taxes	54	(177)	54	(177)
Stock Based Compensation Expense	203	168	825	621
Provision for Doubtful Accounts	100	-	116	-
Change in Operating Assets/Liabilities	748	4,011	(3,188)	(5,639)
Other, net	40	(37)	30	12

Net Cash Provided by Operating Activities	7,388	8,679	17,241	8,371

Cash Flows from Investing Activities:
Investment in Joint Ventures	-	(150)	(200)	(450)
Purchase of Additional Interest in Minority Owned Subsidiaries	-	-	-	(22)
Restricted Cash	-	-	-	2,100
Additions to Property, Plant and Equipment	(3,973)	(3,804)	(13,558)	(9,531)
Proceeds from Sale of Property, Plant and Equipment	10	90	19	111
Net Cash Used in Investing Activities	(3,963)	(3,864)	(13,739)	(7,792)

Cash Flow from Financing Activities:
Dividends Paid	(335)	-	(1,341)	(3,989)
Dividends Paid to Non-Controlling Interest Of Subsidiaries	(400)	-	(400)	-
Repayment of Loan to Related Parties	(1,000)	(300)	(1,850)	(1,150)
Excess Tax Benefits from Stock Based Compensation	-	12	4	12
Exercise of Stock Options and Employee Stock Purchases	12	48	82	90

Net Cash Used in Financing Activities	(1,723)	(240)	(3,505)	(5,037)

Foreign Currency Impact on Cash	121	(5)	240	(159)

Net Increase (Decrease) in Cash & Cash Equivalents	1,823	4,570	237	(4,617)

Cash and Cash Equivalents:
Beginning of Period	15,664	12,680	17,250	21,867
End of Period	$17,487	$17,250	$17,487	$17,250